EXHIBIT 11 -  Computation of Earnings Per Share -




Item 6(a)
Exhibit 11
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
Computation of Earnings per Share
United Industrial Corporation and Subsidiaries




                                     Three Months Ended          Six Months Ended
                                           June 30                      June 30
                                  ------------------------    ----------------------
                                     1996          1995          1996        1995
                                     ----          ----          ----        ----
Primary:

  Average shares outstanding      12,203,089    12,218,639    12,190,494  12,195,084
                                  ==========    ==========    ==========  ==========

  Net income                      $1,458,000    $1,324,000    $2,889,000  $2,464,000
                                  ==========    ==========    ==========  ==========

  Earnings per share                  $  .12        $  .11        $  .24        $.20
                                      ======        ======        ======        ====

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